Exhibit 1.1

EXECUTION COPY

GOLAR LNG PARTNERS LP

8.75% Series A Cumulative Redeemable Preferred Units

At-the-Market Issuance Sales Agreement

January 28, 2020

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, NY

Ladies and Gentlemen:

As of the date first written above (the “Commencement Date”), Golar LNG Partners LP, a limited partnership organized under the laws of The Republic of The Marshall Islands (the “Partnership”), confirms its agreement (this “Agreement”) with B. Riley FBR, Inc. (“BRFBR”) as follows:

1.              Issuance and Sale of Securities. The Partnership agrees that it may issue and sell through or to BRFBR, as sales agent or principal, up to $120.0 million aggregate offering price of the Partnership’s 8.75% Series A Cumulative Redeemable Preferred Units (the “Preferred Units”), from time to time during the term of this Agreement and on the terms set forth in this Agreement; provided, however, that in no event shall the Partnership issue or sell through or to BRFBR such dollar amount of Preferred Units that (a) exceeds the dollar amount of Preferred Units registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (b) exceeds the dollar amount of Preferred Units offered pursuant to the Prospectus Supplement (as defined below) (the lesser of (a) and (b), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate sale price of the Preferred Units shall be the sole responsibility of the Partnership, and that BRFBR shall have no obligation in connection with such compliance. The issuance and sale of the Preferred Units through BRFBR will be effected pursuant to the Registration Statement (as defined below) filed by the Partnership and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Partnership to use the Registration Statement to issue any Preferred Units.

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission, a registration statement on Form F-3 (File No. 333-235614), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Preferred Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (collectively, the “Exchange Act Regulations”). The Partnership has prepared a prospectus supplement dated January 28, 2020 specifically relating to the Preferred Units (the “Prospectus Supplement”) to the Base Prospectus included as part of such registration statement. The Partnership will furnish to BRFBR, for use by BRFBR, electronic copies of the Base Prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as declared effective by the Commission on January 24, 2020, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Partnership to cover any Placement Securities (as defined below), is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (as defined below) shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

The Partnership, Golar GP LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “General Partner”), and Golar Partners Operating LLC, a limited liability company organized under the laws of The Republic of The Marshall Islands (“Golar Operating”) are hereinafter collectively referred to as the “Partnership Parties.” The entities set forth on Schedule 4 hereto are direct or indirect subsidiaries of Golar Operating and are referred to herein collectively as the “Operating Subsidiaries.” The Partnership Parties and the Operating Subsidiaries are referred to herein as the “Partnership Entities.”

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.              Placements. Each time that the Partnership wishes to issue and sell the Preferred Units hereunder (each, a “Placement”), it will notify BRFBR by email notice (or other method mutually agreed to in writing by the parties) of the number or aggregate offering price of Preferred Units to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number or aggregate offering price of Placement Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which is attached hereto as Schedule 1. Each Placement Notice shall originate from any of the individuals from the Partnership set forth on Schedule 3 (with a copy to each of the other individuals from the Partnership listed on such schedule), and shall be addressed to each of the individuals from BRFBR set forth on Schedule 3, as such schedule may be amended from time to time. Each Placement Notice shall be effective immediately upon receipt by BRFBR unless and until (i) BRFBR declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Securities thereunder has been sold, (iii) the Partnership suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Partnership in its sole discretion (iv) the Partnership issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Partnership to BRFBR in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Partnership nor BRFBR will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Partnership delivers a Placement Notice to BRFBR and BRFBR does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. Upon receipt of a Placement Notice, BRFBR agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.              Sale of Placement Securities by BRFBR. (a) Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, BRFBR will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market (the “NASDAQ”), to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. BRFBR will provide written confirmation to the Partnership no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the volume weighted average prices at which the Placement Securities were sold, the compensation payable by the Partnership to BRFBR pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Partnership, with an itemization of the deductions made by BRFBR (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, BRFBR hereby covenants and agrees not to sell Placement Securities other than by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. For the purposes hereof, “Trading Day” means any day on which the Preferred Units are purchased and sold on the NASDAQ.

b.             During the term of this Agreement, neither BRFBR nor an affiliate purchaser (as such term is defined in Regulation M) shall, directly or indirectly, engage in (i) any short sale of any security of the Partnership, as defined in Regulation SHO, (ii) any sale of any security of the Partnership that BRFBR does not own or any sale which is consummated by the delivery of a security of the Partnership borrowed by, or for the account of, the BRFBR or (iii) any market making, bidding, purchasing, stabilization or other trading activity with regard to the Placement Securities or related derivative securities, or attempting to induce another person to do any of the foregoing, in each case if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act or Exchange Act. Neither BRFBR nor any of its affiliates or subsidiaries shall engage in any proprietary trading or trading for BRFBR’s (or its affiliates’ or subsidiaries’) own account. For the avoidance of doubt, this Section 3(b) shall not be construed as applying to any sale of Placement Securities executed by BRFBR as principal.

4.              Suspension of Sales. The Partnership or BRFBR may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Securities (a “Suspension”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Section 7(l), 7(m), 7(n) and 7(o) with respect to the delivery of certificates, opinions or comfort letters to BRFBR, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5.              Sale and Delivery to BRFBR; Settlement.

a.             Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon BRFBR’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, BRFBR, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws and rules and regulations and the rules of the NASDAQ to sell such Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Partnership acknowledges and agrees that (i) there can be no assurance that BRFBR will be successful in selling Placement Securities, (ii) BRFBR will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by BRFBR to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws and rules and regulations and the rules of the NASDAQ to sell such Placement Securities as required under this Agreement and (iii) BRFBR shall be under no obligation to purchase Placement Securities on a principal basis pursuant to this Agreement, except as otherwise agreed to in writing by BRFBR and the Partnership, which such writing shall include a price agreed to at the time of sale of any Placement Securities on a principal basis.

b.             Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). BRFBR shall notify the Partnership of each sale of Placement Securities no later than opening day following the Trading Day that BRFBR sold the Placement Securities. The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by BRFBR, after deduction of (i) BRFBR’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c.             Delivery of Placement Securities. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting BRFBR’s or its designee’s account (provided BRFBR shall have (i) given the Partnership written notice of such designee at least one (1) Trading Day prior to the Settlement Date and (ii) initiated a “receive” in the DWAC (defined below) system for the applicable number of Placement Securities) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable and registered Preferred Units eligible for delivery through DTC. On each Settlement Date, BRFBR will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date through no fault of BRFBR, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold BRFBR harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses of one legal firm), as incurred, resulting from such default by the Partnership or its transfer agent (if applicable) and (ii) pay to BRFBR (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d.             Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Preferred Units, if after giving effect to the sale of such Preferred Units, the aggregate offering price of the Placement Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, or (B) the amount authorized from time to time to be issued and sold under this Agreement by the board of directors of the Partnership (the “Board”), or a duly authorized committee thereof, and notified to BRFBR in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Preferred Units pursuant to this Agreement at a price lower than the minimum price, if any, authorized from time to time by the Board or a duly authorized committee thereof, and notified to BRFBR in writing.

6.              Representations and Warranties of the Partnership Parties. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Partnership Parties, jointly and severally, represent and warrant to, and agree with, BRFBR as of the date of this Agreement and as of each Applicable Time (as defined below) unless such representation, warranty or agreement specifies a different time or date, as follows:

a.             Compliance with Registration Requirements. The Partnership meets the requirements for use of Form F-3 under the Securities Act and the Preferred Units have been duly registered under the Securities Act pursuant to the Registration Statement. Such Registration Statement has been declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Parties, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise resolved with the Commission.

b.             Compliance with Securities Act Requirements. On its effective date the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. On the effective date of the Registration Statement and on the Commencement Date, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of BRFBR expressly for inclusion in the Registration Statement or any amendment thereto.

c.             No Misstatement or Omission. At the respective times the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) and as of each Applicable Time and any Settlement Date, as the case may be, the Prospectus (together with any amendment or supplement thereto) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of BRFBR specifically for inclusion in the Prospectus (or any supplement thereto).

d.             Conformity with EDGAR. The copies of the Registration Statement and any amendments thereto, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered by the Partnership to BRFBR in connection with the offering of the Preferred Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to BRFBR, and any similar terms, include, without limitation, electronic delivery.

e.            Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus, as amended or supplemented. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by BRFBR specifically for use therein.

f.             Ineligible Issuer Status. (i) At the time of the initial filing of the Registration Statement and (ii) at the Commencement Date, the Partnership was not and is not an “Ineligible Issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

g.             Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation, with all limited partnership, limited liability company or corporate power and authority, as applicable, to own or lease and to operate its properties currently owned or leased or to be owned or leased as of each Applicable Time, and to conduct its business as currently conducted or to be conducted as of each Applicable Time, in each case as described in the Registration Statement and Prospectus. Each of the Partnership Entities is (i) duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and (ii) is in good standing under the laws of each jurisdiction that requires such qualification or registration except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders’ equity, results of operations, business or properties of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

h.             General Partner. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and Prospectus.

i.              Ownership of the General Partner.  Golar LNG Limited, a Bermuda exempted company (“Golar Limited”), owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect on the date hereof (the “General Partner LLC Agreement”) and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”)); and except as may otherwise be provided in the General Partner LLC Agreement, Golar Limited owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”).

j.              Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership, which is represented by 1,436,391 general partner units on the date hereof (the “General Partner Units”); the General Partner Units have been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Golar LNG Partners LP dated October 31, 2017 (the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement and as described in the Registration Statement and the Prospectus).

k.             Ownership of Sponsor Units and Incentive Distribution Rights.  Golar Limited owns the number of common units of the Partnership set forth in the Prospectus (the “Sponsor Units”). The General Partner owns all of the Partnership’s incentive distribution rights (the “Incentive Distribution Rights”).  All of the Sponsor Units and Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Registration Statement and the Prospectus and except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and each of Golar Limited and the General Partner owns the Sponsor Units and Incentive Distribution Rights, as applicable, free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement and the Prospectus and arising under the margin loan agreement, dated March 3, 2017, with Citibank N.A., as administrative agent, initial collateral agent, calculation agent and lender, as amended).

l.              Ownership of Golar Operating.  As of the date hereof, the Partnership owns a 100% membership interest in Golar Operating; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Golar Operating (as the same may be amended and restated on or prior to the date hereof, the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of The Marshall Islands LLC Act); and the Partnership owns such membership interest free and clear of all Liens other than Liens arising under the $800 million Senior Secured Facilities Agreement, dated as of April 27, 2016, among Golar Operating, the Partnership and the guarantors and lenders party thereto, as amended (the “Credit Agreement”).

m.            Ownership of the Operating Subsidiaries.  As of the date hereof, Golar Operating owns, directly or indirectly, 100% of the equity interests in each of the Operating Subsidiaries, except Faraway Maritime Shipping Company, in which it owns, directly or indirectly, 60% of such equity interests and in which Chinese Petroleum Corporation owns, directly or indirectly, 40% of such equity interests and except PT Golar Indonesia, in which it owns 49% of such equity interests and in which PT Pesona Sentra Utama owns 51% of such equity interests; in each case, such equity interests have been duly authorized and validly issued in accordance with the charter, bylaws, limited liability company agreement or other organizational documents of each Operating Subsidiary (the “Subsidiary Organizational Documents”) and are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable; and Golar Operating owns such equity interests free and clear of all Liens other than Liens arising under the Credit Agreement, Liens under joint venture agreements regarding the Golar Mazo (the “Mazo JV Documents”), Liens arising under and related to the Lease Agreement dated August 27, 2003 among A&L CF June (3) Limited and Golar LNG 2215 Corporation, as amended, in respect of the Methane Princess, Liens arising under and related to the Share Security Deed dated November 25, 2015, by and between Golar Operating and Sea 23 Leasing Co. Limited, in respect of the Golar Eskimo, and liens arising under and related to the $175,000,000 Term Loan and Revolving Loan Facility in respect of the Nusantara Regas Satu.

n.             No Other Subsidiaries.  As of the date hereof, except as described in Sections 6(j), 6(k), 6(l) and 6(m), and other than Golar Operating’s ownership of 50% of the common units of Golar Hilli LLC, none of the Partnership Entities owns directly or indirectly, any equity or long-term debt securities of any other corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act.

o.             Power and Authority to Act as General Partner of the Partnership. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership as described in the Registration Statement and the Prospectus.

p.             Capitalization. As of the Commencement Date, the Partnership’s capitalization is as set forth under the caption “Capitalization” in the Prospectus.

q.             Valid Issuance of the Placement Securities. At each Settlement Date, the Placement Securities, and the limited partner interests in the Partnership represented thereby, will have been duly authorized pursuant to the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and except as described in the Prospectus and as may otherwise be provided in the Partnership Agreement).

r.              No Finder’s Fee. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Parties and any person that would give rise to a valid claim against any Partnership Party for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Placement Securities.

s.             No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement and the Prospectus or contained in the relevant organizational documents of the Partnership Entities, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Placement Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Preferred Units.

t.              Title to Properties. As of the Commencement Date, Partnership Entities have good title to all personal property described in the Registration Statement and Prospectus as owned by the Partnership Entities, and each of the Partnership Entities holds the interest in the applicable vessel set forth opposite its name on Schedule 5 (collectively, the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement and Prospectus, (ii) maritime liens and other liens arising by operation of law or otherwise incurred in the ordinary course of the Company’s business, or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement and Prospectus (the Liens described in clauses (i) through (iii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by Golar Operating or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). The Partnership Entities do not own, lease or otherwise have interest in any real property.

u.             Vessel Registration. Each Vessel is duly registered under the laws of the jurisdiction set forth on Schedule 5, in the name of the applicable entity identified on Schedule 5.

v.             No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Placement Securities pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto, (iii) the consummation of the transactions contemplated hereby, or (iv) the application of the proceeds from the sale of the Placement Securities as described under “Use of Proceeds” in the Prospectus, (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Documents (as defined below), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Partnership Parties to perform their obligations under this Agreement.

w.            No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering or sale by the Partnership of the Placement Securities; (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms hereof by the Partnership Entities party hereto; or (iii) the consummation of any other transactions contemplated by this Agreement, except (A) for such permits, consents, approvals, filings and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (B) such consents, approvals or authorizations as may be required under the rules of the NASDAQ or the rules of the Financial Industry Regulatory Authority (“FINRA”), (C) such consents that have been, or prior to the applicable Settlement Date will be, obtained, (D) such consents that, if not obtained, would not individually or in the aggregate, have a Material Adverse Effect and (E) as disclosed in the Registration Statement and the Prospectus.

x.             No Defaults. Except as disclosed in the Registration Statement and the Prospectus, none of the Partnership Entities is (i) in violation of its organizational documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

y.             Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Placement Securities in accordance with and upon the terms and conditions set forth in this Agreement and upon the terms set forth in the Registration Statement and the Prospectus.

z.             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

aa.           Authorization, Execution, Delivery and Enforceability of the Organizational Documents.

(i)        the General Partner LLC Agreement has been duly authorized, executed and delivered by Golar Limited and is a valid and legally binding agreement of Golar Limited, enforceable against Golar Limited in accordance with its terms;

(ii)       the Partnership Agreement has been duly authorized by the General Partner and Golar Limited and is a valid and legally binding agreement of the General Partner and Golar Limited, enforceable against each of them in accordance with its terms; and

(iii)      the Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

provided, that, with respect to each such agreement described in this Section 6(aa), the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, winding up, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy.

The agreements described in clauses (i) through (iii) of this Section 6(aa) are herein collectively referred to as the “Organizational Documents.”

bb.          Possession of Licenses and Permits. Except as described in or contemplated by the Registration Statement Prospectus, and except for those that are the responsibility of the counterparties to obtain pursuant to the terms of the charter agreements relating to the Vessels as such agreements are currently in effect (the “Charter Agreements”), the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business in which they are engaged as described in the Registration Statement and Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Registration Statement and Prospectus, the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Partnership Parties, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

cc.            Absence of Labor Dispute. Except as set forth in the Registration Statement and Prospectus, no labor dispute with the employees of the Partnership Parties or any of their subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that could have a Material Adverse Effect.

dd.          Possession of Intellectual Property. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) Partnership Parties and their subsidiaries own, possess or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their business in the manner described in the Registration Statement and the Prospectus, and (ii) the Partnership Entities have not received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

ee.           Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Partnership Parties, any director or officer of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Partnership and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith.

ff.            Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

gg.          Sanctions Laws and Regulations. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director or officer, of the Partnership Entities (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority that broadly prohibit dealings with that individual or entity (collectively, “Sanctions” and such persons, “Sanctioned Persons”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) to the extent applicable, will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Except as disclosed in the Registration Statement or Prospectus, none of the Partnership Entities has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years where such dealings or transactions would have violated said Sanctions, nor does any of the Partnership Entities have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries, where such dealings or transactions would have violated said Sanctions.

hh.          Office of Foreign Assets Control. None of the Partnership Entities,  nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of a Partnership Entity is currently the subject of or engaged in any activity in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person currently subject to or engaged in any activities in violation of any U.S. sanctions administered by OFAC.

ii.             Environmental Laws. Each Partnership Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined herein) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”) except for any such Environmental Permits that are the responsibility of the charter parties under the Charter Agreements and that the Partnership Parties reasonably expect such charter parties to obtain, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Partnership Parties, the parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

jj.             Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement or the Prospectus but is not so described.

kk.           Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not so described. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act. The statements included in the Registration Statement and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

ll.             Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed by them or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Registration Statement and Prospectus, the Partnership Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them to the extent that any of the foregoing is due and payable, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, reasonably be expected to have a Material Adverse Effect.

mm.         Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

nn.          Conformity of Placement Securities to Description. The Placement Securities when issued and delivered in accordance with the terms of this Agreement and the Partnership Agreement against payment therefor as provided herein and therein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

oo.           Absence of Manipulation. The Partnership Parties have not taken, directly or indirectly, any action that is designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Placement Securities. For the avoidance of doubt, the foregoing sentence shall not include any activities by BRFBR as to which the Partnership Parties make no representations.

pp.          Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate.

qq.          Sarbanes-Oxley Act of 2002. Except as set forth in the Registration Statement and Prospectus, the Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith that are effective and applicable to the Partnership.

rr.            Disclosure Controls. (i) The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership to allow timely decisions regarding required disclosure to be made; and (iii) other than as set forth in the Registration Statement or the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

ss.           Books and Records. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

tt.            Litigation. There is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the property of any of the Partnership Entities is or may be subject that would be required to be disclosed in the Registration Statement or that is not adequately disclosed in the Registration Statement and Prospectus as required; (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Partnership Entity; or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Partnership Entities is or may be subject, that, in the case of clauses (ii) and (iii) above, could, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect, or (B) prevent or result in the suspension of the offering and sale of the Placement Securities.

uu.          Financial Statements. The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Partnership and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis.

vv.          Independent Registered Public Accounting Firm. Ernst & Young LLP, who has audited certain financial statements of the Partnership incorporated by reference in the Registration Statement and the Prospectus and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”).

ww.         No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement and Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Entities taken as a whole, that has had a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of their partnership interests or other equity interests (other than regular quarterly distributions on the Partnership’s common units and Preferred Units and dividends or distributions made by a Partnership Entity to its direct or indirect parent), as applicable, and (iii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities.

xx.            Investment Company Act. The Partnership is not and, after giving effect to the offering and sale of the Placement Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

yy.          PFIC Status. The Partnership does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ended December 31, 2019 and, based on the Partnership’s current and projected income, assets and operations as described in the Registration Statement and Prospectus, the Partnership does not believe that it is likely to become a PFIC for any subsequent taxable year.

zz.           Tax Status. The Partnership has properly elected to be classified as an association taxable as a corporation for United States federal income tax purposes. In addition, each of the General Partner, Golar LNG 2215 Corp., Golar 2215 UK Ltd., Golar Spirit UK Ltd., Golar Winter UK Ltd., Golar Freeze UK Ltd., Golar Freeze Holding Co., Golar Winter Corporation, Golar Spirit Corporation, Golar Maritime (Asia), Inc. and Faraway Maritime Shipping Company is properly classified as an association taxable as a corporation for United States federal income tax purposes.  Each of the Partnership Entities, other than the Partnership and the entities referenced in the preceding sentence, has properly elected to be classified either as a partnership or as disregarded as an entity separate from its owner for United States federal income tax purposes.

aaa.         Stamp Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of BRFBR in connection with the sale and delivery by BRFBR of the Placement Securities as contemplated herein.

bbb.         Section 883 Exemption. Based upon the assumptions and subject to the limitations set forth in the Registration Statement and the Prospectus (or any documents incorporated by reference therein), the Partnership believes that it will qualify for the exemption from United States federal income tax with respect to its U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2019 and will continue to so qualify for future tax years, provided that less than 50 percent of common units and less than 50 percent of its Preferred Units are, in each case, owned by “5-percent shareholders” as defined in Treasury Regulation Section 1.883-2(d)(3) for more than half the number of days during each such year.

ccc.         Distribution Restrictions.  Except as provided by Section 43 of The Marshall Islands Business Corporations Act or Section 5.9 of the Liberian Business Corporation Act, the Credit Agreement and the Mazo JV Documents, no subsidiary of the Partnership or Golar Operating is currently prohibited, directly or indirectly, from paying any distributions to the Partnership or Golar Operating, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership or Golar Operating any loans or advances to such subsidiary from the Partnership or Golar Operating or from transferring any of such subsidiary’s property or assets to the Partnership or Golar Operating or any other subsidiary of the Partnership or Golar Operating, except as described in or contemplated by the Registration Statement and the Prospectus.

Any certificate signed by an officer of the Partnership and delivered to BRFBR, or to counsel for BRFBR, pursuant to or in connection with this Agreement, shall be deemed to be a representation and warranty by the Partnership to BRFBR as to the matters set forth therein.

7.             Covenants of the Partnership Parties. The Partnership Parties covenant and agree with BRFBR that:

a.             Registration Statement Amendments. After the date of this Agreement, and during any period in which a prospectus relating to any Placement Securities is required to be delivered by BRFBR under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Partnership will notify BRFBR promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Partnership will prepare and file with the Commission, promptly upon BRFBR’s request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Partnership’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Securities by BRFBR (provided, however, that the failure of BRFBR to make such request shall not relieve the Partnership of any obligation or liability hereunder, or affect BRFBR’s right to rely on the representations and warranties made by the Partnership in this Agreement; and provided, further, that the only remedy BRFBR shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Securities (other than an Incorporated Document) unless a copy thereof has been submitted to BRFBR within a reasonable period of time before the filing and BRFBR has not reasonably objected thereto (provided, however, that (A) the failure of BRFBR to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect BRFBR’s right to rely on the representations and warranties made by the Partnership in this Agreement and (B) the Partnership has no obligation to provide BRFBR any advance copy of such filing or to provide BRFBR an opportunity to object to such filing if the filing does not name BRFBR or does not relate to the transaction herein provided; and provided, further, that the only remedy BRFBR shall have with respect to the failure by the Partnership to obtain such consent shall be to cease making sales under this Agreement), and the Partnership will furnish to BRFBR at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Partnership will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, or in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), whether based on the Partnership’s reasonable opinion or reasonable objections, shall be made solely by the Partnership).

b.             Notice of Commission Stop Orders. The Partnership will advise BRFBR, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Partnership will advise BRFBR promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.             Continued Compliance; Subsequent Changes. During the Prospectus Delivery Period, the Partnership will comply with all requirements imposed upon it by the Securities Act and the Securities Act Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 15(d) or any other provision of or under the Exchange Act. If the Partnership has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify BRFBR promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus in order to comply with the requirements of the Securities Act and the Securities Act Regulations, the Partnership will promptly notify BRFBR to suspend the offering of Placement Securities during such period and the Partnership will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Partnership) so as to correct such statement or omission or effect such compliance; provided, however, that the Partnership may delay the filing of any amendment or supplement, if in the judgment of the Partnership, it is in the best interest of the Partnership.

d.             Listing; Blue Sky and Other Qualifications. During the Prospectus Delivery Period, the Partnership will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NASDAQ and to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Placement Securities to be offered and sold, under the securities laws of such jurisdictions in the United States as BRFBR reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

e.             Delivery of Registration Statement and Prospectus. The Partnership will furnish to BRFBR and its counsel (at the reasonable expense of the Partnership) electronic copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as BRFBR may from time to time reasonably request and, at BRFBR’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Securities may be made; provided, however, that the Partnership shall not be required to furnish any document (other than the Prospectus) to BRFBR to the extent such document is available on EDGAR.

f.              Earnings Statement. The Partnership will make generally available to its security holders an earnings statement of the Partnership that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

g.             Use of Proceeds. The Partnership will use the Net Proceeds received by it from the sale of the Placement Securities as described in the Prospectus in the section entitled “Use of Proceeds.”

h.             Notice of Other Sales. During the period beginning on the date on which any Placement Notice is delivered to BRFBR hereunder and ending on the Settlement Date with respect to Placement Securities sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Securities covered by a Placement Notice, the date of such suspension or termination) the Partnership (A) shall provide BRFBR written notice as promptly as reasonably possible (and, in any event, no less than three (3) Trading Days) before the Partnership, directly or indirectly, offers to sell, sells, contracts to sell, grants any option to sell or otherwise disposes of any Preferred Units (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Units, warrants or any rights to purchase or acquire Preferred Units and (B) will not, without giving BRFBR at least three (3) days’ notice, directly or indirectly in any other at the market or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Units (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Units, warrants or any rights to purchase or acquire Preferred Units prior to the termination of this Agreement; provided, however, that in the case of both (A) and (B) that such restrictions will not apply in connection with (i) the Partnership’s issuance of Preferred Units upon the exercise of an option or warrant or the vesting or conversion of a security outstanding at the Applicable Time; (ii) the issuance Preferred Units to Golar Limited or any of its subsidiaries; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Preferred Units; and (iv) the issuance of Preferred Units, or securities convertible into or exercisable for Preferred Units, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Preferred Units hereby. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 7(h), BRFBR shall if requested by the Partnership suspend activity under this Agreement for such period of time as may be requested by the Partnership.

i.              Change of Circumstances. The Partnership Parties will, at any time during the pendency of a Placement Notice, advise BRFBR promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to BRFBR pursuant to this Agreement.

j.              Due Diligence Cooperation. During the term of this Agreement, the Partnership Parties will cooperate with any reasonable due diligence review conducted by BRFBR or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership Parties’ respective principal offices, as BRFBR may reasonably request.

k.             Disclosure of Sales. After the filing of the first Prospectus Supplement relating to the Placement Securities, the Partnership will disclose in its quarterly reports on Form 6-K and in its annual report on Form 20-F the aggregate number of Placement Securities sold through BRFBR pursuant to this Agreement, the Net Proceeds received by the Partnership with respect to all such sales pursuant to this Agreement, and the aggregate compensation payable by the Partnership to BRFBR with respect to all such sales pursuant to this Agreement.

l.              Representation Dates; Certificate. Each time during the term of this Agreement that the Partnership:

i.             amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) the Registration Statement or the Prospectus relating to the Placement Securities, by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

ii.                  files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

iii.                  furnishes its unaudited interim financial statements and management’s discussion and analysis on Form 6-K under the Exchange Act that is incorporated by reference into the Registration Statement; or

iv.                  files a report on Form 6-K under the Exchange Act containing amended financial statements under the Exchange Act.

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Partnership shall furnish BRFBR (but in the case of clause iv above, only if BRFBR reasonably determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit A within five (5) Trading Days of any Representation Date, provided, however, in the case of clause (i) above, the Partnership shall furnish BRFBR with a certificate, in the form attached hereto as Exhibit A on or prior to delivery of the first Placement Notice relating to the Placement Securities. The requirement to provide a certificate under this Section 7(1) shall be deemed waived by BRFBR for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Partnership delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Partnership files its annual report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Partnership subsequently decides to sell Placement Securities following a Representation Date when the Partnership relied on such waiver and did not provide BRFBR with a certificate under this Section 7(1), then before BRFBR sells any Placement Securities, the Partnership shall provide BRFBR with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.

m.            Legal Opinions and Negative Assurance Letter of Partnership Counsel. On or prior to the date of the delivery of the first Placement Notice given hereunder, the Partnership shall cause to be furnished to BRFBR written opinions of each of Baker Botts L.L.P., U.S. counsel, and Seward & Kissel LLP, Marshall Islands and Liberia counsel for the Partnership Parties (together, “Partnership Counsel”), and a negative assurance letter of Baker Botts L.L.P., or other counsel reasonably satisfactory to BRFBR. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Partnership shall cause to be furnished to BRFBR a negative assurance letter of Baker Botts L.L.P. in form and substance reasonably satisfactory to BRFBR; provided, however, that in lieu of such negative assurance letter for subsequent Representation Dates, Baker Botts L.L.P. may furnish BRFBR with a written letter (a “Reliance Letter”) to the effect that BRFBR may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of such Reliance Letter).

n.             Legal Opinion and Negative Assurance Letter of Agent Counsel. On or prior to the date of the first Placement Notice given hereunder, Duane Morris L.L.P., counsel to BRFBR (“Agent Counsel”), shall furnish to BRFBR an opinion and negative assurance letter of Agent Counsel in form and substance reasonably satisfactory to BRFBR.

o.             Comfort Letter. (A) On or prior to the date of delivery of the first Placement Notice given hereunder and (B) within five (5) Trading Days after the filing by the Partnership of an annual report on Form 20-F under the Exchange Act, the Partnership shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus, pursuant to Rule 3-05 of Regulation S-X or otherwise) to furnish the BRFBR letters (the “Comfort Letters”), dated the date that such Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(o); provided, that if requested by BRFBR, the Partnership shall cause a Comfort Letter to be furnished to BRFBR within ten (10) Trading Days of such request following the date of (i) the filing of any pro forma financial statements of the Partnership in connection with a material acquisition or (ii) the occurrence of any restatement of the Partnership’s financial statements. The Comfort Letters shall be in the form and substance customarily used by the Partnership’s independent accountants for transactions of this type and reasonably satisfactory to BRFBR, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act, the Securities Act Regulations and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

p.             Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Preferred Units or (ii) sell, bid for, or purchase Preferred Units in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Securities other than BRFBR provided, however, that the Partnership may bid for and purchase its Preferred Units in accordance with Rule 10b-18 under the Exchange Act and may otherwise take any action permitted by Regulation M under the Exchange Act; and provided further, that no such bids or purchases in accordance with Rule 10b-18 under the Exchange Act shall be made by the Partnership during the three (3) Trading Days before or after any sale of any Placement Securities pursuant to this Agreement.

q.             No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Partnership and BRFBR pursuant to Section 23, neither BRFBR nor the Partnership (including its agents and representatives, other than BRFBR in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder;

r.                    Sarbanes-Oxley Act. The Partnership will use its best efforts to comply with all effective applicable provisions of Sarbanes-Oxley.

8.             Representations and Covenants of BRFBR. BRFBR represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which BRFBR is exempt from registration or such registration is not otherwise required. BRFBR shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which BRFBR is exempt from registration or such registration is not otherwise required, during the term of this Agreement. BRFBR shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through BRFBR of the Placement Securities. Other than an Issuer Free Writing Prospectus approved in advance by the Partnership and BRFBR in its capacity as agent hereunder pursuant to Section 23, BRFBR (including its agents and representatives) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder.

9.             Payment of Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as BRFBR shall deem reasonably necessary, (ii) the delivery to BRFBR of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to BRFBR, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to BRFBR, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors to the Partnership, (v) the fees and expenses of the transfer agent and registrar for the Preferred Units, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Securities, (vii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NASDAQ, and (viii) the reasonable and documented fees and disbursements of counsel to BRFBR of up to (A) $50,000 in connection with due diligence and preparation of this Agreement and (B) $2,500 thereafter per subsequent Representation Date occurring at a time when a Placement Notice is pending.

10.           Conditions to BRFBR’s Obligations. The obligations of BRFBR hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Partnership Parties herein (other than those representations and warranties made as of a specified date or time), to the due performance by the Partnership Parties of their obligations hereunder, to the completion by BRFBR of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by BRFBR in its sole discretion) of the following additional conditions:

a.             Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Securities contemplated to be issued by any Placement Notice.

b.             No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Partnership of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Partnership of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or receipt by the Partnership of notification of the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.             No Misstatement or Material Omission. BRFBR shall not have advised the Partnership that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in BRFBR’s reasonable opinion is material, or omits to state a fact that in BRFBR’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d.             Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any Material Adverse Effect or any development that could reasonably be expected to cause a Material Adverse Effect.

e.             Legal Opinions. BRFBR shall have received the written opinion or negative assurance letter of Partnership Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion or negative assurance letter is required pursuant to Section 7(m). BRFBR shall have received the written opinion and negative assurance letter of Agent Counsel, in form and substance satisfactory to BRFBR, on or before the date on which Partnership Counsel is required to deliver an opinion pursuant to Section 7(m), with respect to such matters as BRFBR may reasonably require.

f.              Comfort Letter. BRFBR shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such letter is required pursuant to Section 7(o).

g.             Representation Certificate. BRFBR shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

h.             No Suspension. Trading in the Preferred Units shall not have been suspended on the NASDAQ and the Preferred Units shall not have been delisted from the NASDAQ.

i.              Other Materials. On each date on which the Partnership is required to deliver a certificate pursuant to Section 7(1), the Partnership Parties shall have furnished to BRFBR such appropriate further information, certificates and documents as BRFBR may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Partnership Parties will furnish BRFBR with such conformed copies of such opinions, certificates, letters and other documents as BRFBR shall reasonably request.

j.              Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

k.             Approval for Listing. The Placement Securities shall either have been approved for listing on the NASDAQ, subject only to notice of issuance, or the Partnership shall have filed an application for listing of the Placement Securities on the NASDAQ at, or prior to, the issuance of any Placement Notice.

l.              No Termination Event. There shall not have occurred any event that would permit BRFBR to terminate this Agreement pursuant to Section 13(a).

11.           Indemnification and Contribution.

a.             Indemnification by the Partnership Parties. The Partnership Parties agree, jointly and severally, to indemnify and hold harmless BRFBR, its partners, members, directors, officers, employees and agents and each person, if any, who controls BRFBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

i.             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

ii.            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Partnership, which consent shall not unreasonably be delayed or withheld; and

iii.           against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by BRFBR expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

b.             Indemnification by BRFBR. BRFBR agrees to indemnify and hold harmless each of Partnership Parties and each of the directors and officers of the Partnership who signed the Registration Statement, and each person, if any, who (i) controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Partnership Parties against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to BRFBR and furnished to the Partnership in writing by BRFBR expressly for use therein.

c.             Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but failure to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.             Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership Parties or BRFBR, the Partnership Parties and BRFBR shall contribute to the total amount of losses, claims, liabilities, expenses and damages incurred by such indemnified party (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Partnership Parties from persons other than BRFBR, such as persons who control the Partnership Parties within the meaning of the Securities Act or the Exchange Act, officers of the Partnership who signed the Registration Statement and directors of the Partnership, who also may be liable for contribution) to which the Partnership Parties and BRFBR may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and BRFBR on the other hand. The relative benefits received by the Partnership Parties on the one hand and BRFBR on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Securities (before deducting expenses) received by the Partnership bear to the total compensation received by BRFBR (before deducting expenses) from the sale of Placement Securities on behalf of the Partnership. If, but only if, if the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership Parties on the one hand and of BRFBR on the other hand with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or BRFBR, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties and BRFBR agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof.

Notwithstanding the foregoing provisions of this Section 11(d), BRFBR shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of BRFBR, will have the same rights to contribution as that party, and each officer and director of the Partnership who signed the Registration Statement will have the same rights to contribution as the Partnership Parties, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.           Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties made by the Partnership Parties that herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of BRFBR, any controlling persons, or the Partnership Parties (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Securities and payment therefor or (iii) any termination of this Agreement.

13.          Termination.

a.             Termination; General. BRFBR may terminate this Agreement, by notice to the Partnership Parties, as hereinafter specified at any time (A) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that in the sole judgment of BRFBR, is material and adverse and makes it impractical or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (B) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of BRFBR, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (C) if trading in the Preferred Units has been suspended or limited by the Commission or the NASDAQ, or if trading generally on the NASDAQ has been suspended or limited, or minimum prices for trading have been fixed on the NASDAQ, (D) if any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market shall have occurred and be continuing, (E) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (F) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If BRFBR elects to terminate this Agreement as provided in this Section 13(a), BRFBR shall provide the required notice as specified in Section 14 (Notices).

b.             Termination by the Partnership. The Partnership shall have the right, by giving two (2) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c.             Termination by BRFBR. BRFBR shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d.             Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through BRFBR on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e.             Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time) and Section 18 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Partnership Parties shall not have any liability to BRFBR for any discount, commission or other compensation with respect to any Placement Securities not otherwise sold by BRFBR under this Agreement.

f.              Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by BRFBR or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

14.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to BRFBR, shall be delivered to:

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Attention: Legal Department

Telephone: (212) 457-3300

Email: atmdesk@brileyfbr.com

with a copy to:

Duane Morris LLP

One Riverfront Plaza

1037 Raymond Blvd., Suite 1800

Newark, NJ 07102

Attention:      Dean M. Colucci

Telephone:    (973) 424-2020

Email:              dmcolucci@duanemorris.com

and if to the Partnership Parties, shall be delivered to:

Golar LNG Partners LP

c/o Golar Management Ltd.

6th Floor, The Zig Zag

70 Victoria Street

London SW1E 6SQ

United Kingdom

Attention:      Graham Robjohns

Telephone:    +1 (441) 295-4705

Email:              notices@golar.com

with a copy to:

Baker Botts L.L.P.

700 K Street, NW

Washington, DC 20001

Attention: Catherine Gallagher

Telephone: (202) 639-7725

Email: Catherine.gallagher@bakerbotts.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NASDAQ and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.             Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Partnership Parties and BRFBR and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16.             Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any written agreements entered into between the Partnership and BRFBR in connection with the execution of this Agreement and any Placement Notices issued pursuant hereto constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Partnership Parties and BRFBR. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17.             GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

18.             CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19.             Use of Information. BRFBR may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Partnership Parties.

20.             Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures BRFBR could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligation of the Partnership Parties pursuant to this Agreement in respect of any sum due to BRFBR shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by BRFBR of any sum adjudged to be so due in such other currency, on which (and only to the extent that) BRFBR may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to BRFBR hereunder, the Partnership Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgement indemnify BRFBR against such loss. If the United States dollars so purchased are greater than the sum originally due to BRFBR hereunder, BRFBR agrees to pay to the Partnership Parties an amount equal to the excess of the dollars so purchased over the sum originally due to BRFBR hereunder.

21.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22.             Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.             Permitted Free Writing Prospectuses. The Partnership represents, warrants and agrees that, unless it obtains the prior consent of BRFBR, and BRFBR represents, warrants and agrees that, unless it obtains the prior consent of the Partnership, it has not made and will not make any offer relating to the Placement Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such Issuer Free Writing Prospectus consented to by BRFBR or by the Partnership, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit B hereto are Permitted Free Writing Prospectuses.

24.             Absence of Fiduciary Relationship. The Partnership Parties acknowledge and agree that:

a.              BRFBR is acting solely as agent and/or principal in connection with the public offering of the Placement Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Partnership Parties or any of their respective affiliates, unitholders (or other equity holders), creditors or employees or any other party, on the one hand, and BRFBR, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not BRFBR has advised or is advising the Partnership Parties on other matters, and BRFBR has no obligation to the Partnership Parties with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b.              it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c.              BRFBR has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.              it is aware that BRFBR and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Parties and BRFBR has no obligation to disclose such interests and transactions to the Partnership Parties by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.              it waives, to the fullest extent permitted by law, any claims it may have against BRFBR for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Securities under this Agreement and agrees that BRFBR shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership Parties, employees or creditors of Partnership Parties, other than in respect of BRFBR’s obligations under this Agreement and to keep information provided by the Partnership Parties to BRFBR and BRFBR’s counsel confidential to the extent not otherwise publicly-available.

25.             Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Securities pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Securities that (1) is required to be filed with the Commission by the Partnership, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 412,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by BRFBR outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Partnership Parties and BRFBR, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Partnership Parties and BRFBR.

Very truly yours,

GOLAR LNG PARTNERS LP

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	Principal Executive Officer

GOLAR GP LLC

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	CFO and Deputy CEO

GOLAR PARTNERS OPERATING LLC

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	Principal Executive Officer

ACCEPTED as of the date first-above written:

B. RILEY FBR. INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head Investment Banking

Signature Page to At-the-Market Issuance Sales Agreement

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:              Golar LNG Partners LP

To:                  B. Riley FBR, Inc.

Attention:      Patrice McNicoll

Subject:         At-the-Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-the-Market Issuance Sales Agreement by and between Golar LNG Partners LP, a limited partnership organized under the laws of The Republic of The Marshall Islands (the “Partnership”), Golar GP LLC, Golar Partners Operating LLC and B. Riley FBR, Inc. (“BRFBR”), dated January 28, 2020, the Partnership hereby requests that BRFBR sell up to _______8.75% Series A Cumulative Redeemable Preferred Units, at a minimum market price of $_____ per unit, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

COMPENSATION

Upon the sale of Placement Securities pursuant to this Agreement, the Partnership shall pay to BRFBR in cash on the applicable Settlement Date, an amount up to 2.0% of the gross proceeds from such sale of Placement Securities.

SCHEDULE 3

NOTICE PARTIES

The Partnership

Tor Olav Troim

Graham Robjohns

Brian Tienzo

BRFBR

Scott Ammaturo                    sammaturo@brileyfbr.com

Seth Appel                             sappel@brileyfbr.com

Patrice McNicoll                   pmcnicoll@brileyfbr.com

Keith Pompliano                   kpompliano@brileyfbr.com

With a copy to atmdesk@brileyfbr.com

SCHEDULE 4

Operating Subsidiaries

Golar Partners Operating LLC	Republic of The Marshall Islands	100%
Golar LNG Holding Corporation	Republic of The Marshall Islands	100%
Golar Maritime (Asia) Inc.	Republic of Liberia	100%
Golar Serviços de Operação de Embarcaçŏes Ltda	Brazil	100%
Golar Winter Corporation	Republic of The Marshall Islands	100%
Golar Winter UK Ltd	United Kingdom	100%
Golar Spirit Corporation	Republic of The Marshall Islands	100%
Faraway Maritime Shipping Company	Republic of Liberia	60%
Golar LNG 2215 Corporation	Republic of The Marshall Islands	100%
Golar 2215 UK Ltd	United Kingdom	100%
Golar Freeze Holding Corporation	Republic of The Marshall Islands	100%
Golar Freeze UK Ltd	United Kingdom	100%
Golar Khannur Corporation	Republic of The Marshall Islands	100%
Golar LNG (Singapore) Pte Ltd	Singapore	100%
PT Golar Indonesia	Republic of Indonesia	49%
Golar Grand Corporation	Republic of The Marshall Islands	100%
Golar LNG 2234 LLC	Republic of Liberia	100%
Golar Hull M2031 Corp.	Republic of The Marshall Islands	100%
Golar Eskimo Corporation *	Republic of The Marshall Islands	100%

*	The table above excludes Sea 23 Leasing Co. Limited (“Eskimo SPV”), from which the Partnership leases the Golar Eskimo, under a sale and leaseback. While the Partnership does not hold any equity interest in the Eskimo SPV, it has concluded that it is the primary beneficiary of this lessor variable interest entity and have accordingly consolidated it into the Partnership’s financial results.

SCHEDULE 5

VESSELS

Vessel	Owner (Ownership Interest)	Jurisdiction of Registration
Golar Mazo	Faraway Maritime Shipping Company (100% ownership)	Liberia
Methane Princess	A&L CF June (3) Limited (100% ownership) Golar LNG 2215 Corporation (100% leasehold interest) Golar 2215 UK Ltd (100% sub-leasehold interest)	Marshall Islands
Golar Spirit	Golar Spirit Corporation (100% ownership)	Marshall Islands
Golar Winter	Golar Winter Corporation (100% ownership)	Marshall Islands
Golar Freeze	Golar Freeze Holding Co (100% ownership)	Marshall Islands
Nusantara Regas Satu	PT Golar Indonesia (100% ownership)	Indonesia
Golar Grand	Golar Grand Corporation (100% ownership)	Marshall Islands
Golar Maria	Golar LNG 2234 LLC (100% ownership)	Marshall Islands
Golar Igloo	Golar Hull M2031 Corp. (100% ownership)	Marshall Islands
Golar Eskimo	Golar Eskimo Corporation (bareboat charter interest)	Marshall Islands

EXHIBIT A

Form of Representation Date Certificate

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At-the-Market Issuance Sales Agreement (the “Agreement”), dated January 28, 2020, and entered into between Golar LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), Golar GP LLC, a Marshall Islands limited liability company, and Golar Partners Operating LLC, a Marshall Islands limited liability company, and B. Riley FBR, Inc. (“BRFBR”) All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned has carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and the Agreement and hereby certifies, in the capacity set forth below, that:

1.               subject to modification to incorporate the disclosures contained in the Registration Statement, the Prospectus and the Incorporated Documents, in each case as amended and supplemented as of the date of this Certificate, each of the representations and warranties of the Partnership Parties contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects;

2.               except as waived by BRFBR in writing, each of the covenants required to be performed by Partnership Parties in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Partnership Parties on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects;

3.               subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect;

4.               no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and to the Partnership’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

5.               Baker Botts L.L.P. and Seward & Kissel LLP are entitled to rely on this certificate in connection with the opinion that such firms are rendering pursuant to Section 7(m) of the Sales Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Officers’ Certificate as of the date first written above.

GOLAR LNG PARTNERS LP

Name:

By:

Title:

EXHIBIT B

Permitted Free Writing Prospectuses

None.